SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): June 19, 2008
Penson Worldwide, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32878 (Commission File Number)	75-2896356 (IRS Employer Identification No.)

1700 Pacific Avenue, Suite 1400, Dallas, Texas (Address of Principal Executive Offices)	75201 (Zip Code)
Registrant’s telephone number, including area code 214-765-1100
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14-12(b))
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     See Item 5.02 below.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 19, 2008, the Compensation Committee of the Board of Directors (the “Committee”) of Penson Worldwide, Inc. (the “Company”) adopted a compensation plan for certain of the Company’s officers, including its named executive officers, titled the 2008 Restricted Stock Bonus Incentive Plan (the “Plan”). The Plan provides the Company’s officers the option to elect to receive a portion of any discretionary bonus payment that they may be entitled to receive in the form of a Restricted Stock Unit (“RSU”) grant instead of cash. Each eligible officer may elect to receive up to 50% of the officer’s discretionary bonus in the form of an RSU grant by notifying the Company’s Chief Executive Officer or his designee of the officer’s election prior to the determination of the amount of the discretionary bonus that the officer is to receive. Each RSU grant will be for a number of shares equal to the dollar value of the bonus allocated by the officer to RSUs, multiplied by 130% and then divided by the closing trading price of the Company’s common stock on the trading day immediately preceding the date of the RSU award. Each RSU grant will vest in sixteen (16) equal quarterly installments over the forty-eight (48) months following the date the RSU is awarded. The Plan will be available for discretionary bonuses awarded to eligible officers for their service to the Company in 2008. The foregoing does not purport to be a complete description of the Plan and is qualified in its entirety by reference to the text of the Plan, a form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
     Also on June 19, 2008, the Committee approved increases in the base salary and incentive bonus opportunity for each of Roger J. Engemoen. Jr., the Company’s Chairman , Philip A. Pendergraft, the Company’s Chief Executive Officer, and Daniel P. Son, the Company’s President. Effective as of, and for the period beginning on and after, July 1, 2008, (i) the base salary for Mr. Engemoen shall be increased to $325,000 and the incentive bonus opportunity for Mr. Engemoen shall be increased to an amount equal to his annual base salary, (ii) the base salary for Mr. Pendergraft shall be increased to $600,000 and the incentive bonus opportunity for Mr. Pendergraft shall be increased to an amount equal to 1.5 times his annual base salary, and (iii) the base salary for Mr. Son shall be increased to $550,000 and the incentive bonus opportunity for Mr. Son shall be increased to an amount equal to his annual base salary. While the bonus incentive opportunity for each of Messrs. Engemoen, Pendergraft and Son will increase in absolute terms from 2007, only the incentive bonus opportunity for Mr. Pendergraft will increase as a percentage of base salary. For the 2008 fiscal year, these increases shall only be effective for the period beginning on July 1, 2008. For that portion of the 2008 fiscal year beginning on January 1, 2008 and ending on June 30, 2008, the base salary and bonus incentive opportunities shall remain unchanged from the previous year.
     The Committee has also determined that, for the 2008 fiscal year, there will be no additional changes to the equity compensation for Messrs. Engemoen, Pendergraft or Son. The Committee will review the full compensation arrangements for all of its executive officers for periods beginning on and after January 1, 2009, as part of its annual compensation review in the ordinary course.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
10.1	2008 Restricted Stock Bonus Incentive Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENSON WORLDWIDE, INC.
Date: June 24, 2008	/s/ Daniel P. Son
	Name:	Daniel P. Son
	Title:	President

EXHIBIT INDEX

Exhibit
No.	Description

10.1	2008 Restricted Stock Bonus Incentive Plan.